SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-A/A
                              AMENDMENT NO. 1


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                          FIRST BRANDS CORPORATION
           (Exact name of registrant as specified in its charter)


              Delaware                                 06-1171404
      (State of incorporation)               (I.R.S. employer identification
                                                         number)

       83 Wooster Heights Road                         06813-1911
         Danbury, Connecticut                          (Zip Code)
   (Address of principal executive
              offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered

   Preferred Stock Purchase Rights               New York Stock Exchange
    with respect to common Stock,
       $0.01 par value

       Securities to be registered pursuant to Section 12(g) of the Act:

                                    None

                              (Title of Class)



      ITEM 1.     DESCRIPTION OF SECURITIES TO BE REGISTERED.

      First Brands Corporation (the "Company") and Continental Stock Transfer & Trust Company (the "Rights Agent") entered into an Amendment to the Rights Agreement dated as of January 21, 1999 (the "Amendment to Rights Agreement") amending the Rights Agreement (the "Rights Agreement") between the Company and the Rights Agent, dated as of March 22, 1996, in order to, among other things, amend Sections 7(a) and 7(b) of the Rights Agreement by deleting the words "and the" immediately preceding the term "Redemption Date" and replacing such words with "," and by adding "and the Effective Time of the Merger" after the term "Redemption Date".

      A copy of the Amendment to Rights Agreement is attached hereto as
Exhibit 1 and is incorporated herein by reference. The foregoing description of the Amendment to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Rights Agreement.

      ITEM 2.     EXHIBITS

                  1. Amendment to Rights Agreement, dated as of January 21,1999, between First Brands Corporation and Continental Stock Transfer & Trust Company, as Rights Agent.



                                 SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated as of: January 25, 1999


                              FIRST BRANDS CORPORATION


                              By: /s/ Einar M. Rod
                                 -------------------------
                                 Name:  Einar M. Rod
                                 Title: General Counsel



                             INDEX OF EXHIBITS


Exhibit No.         Description
-----------         -----------

1. Amendment to Rights Agreement, dated as of January 21,1999, between First Brands Corporation and
                    Continental Stock Transfer & Trust Company, as
                    Rights Agent.